Exhibit 99.2

Attachment to Form 3

Designated Filer:	ACMI Corporation (f/k/a/ Circon Corp.)
Issuer and Ticker Symbol	Bovie Medical Corporation (BVX)
Date of Event Requiring Statement:	02/2000

Additional Filers:  Pursuant to Instruction 5(b)(v) of the General Instructions to Form 3, this Form is also being filed on behalf of the following Reporting Persons:

Date: July 22, 2004	AMERICAN CYSTOSCOPE MAKERS, INC.

	By:	/s/ David J. Pierce
Name: David J. Pierce
Its: Vice President Finance and Treasurer

Date: July 22, 2004	FOX PAINE CAPITAL FUND, L.P.

By: Fox Paine Capital, LLC
Its: General Partner

By: Fox Paine & Company, LLC
Its: Manager

	By:	/s/ Saul A. Fox
Name: Saul A. Fox
Its: Member

Date: July 22, 2004	FOX PAINE & COMPANY, LLC

	By:	/s/ Saul A. Fox
Name: Saul A. Fox
Its: Member

Date: July 22, 2004	FOX PAINE CAPITAL, LLC

	By:	/s/ Saul A. Fox
Name: Saul A. Fox
Its: Member